UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(Rule 14a-101) INFORMATION REQUIRED IN PROXY STATEMENT SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement
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☐ Definitive Proxy Statement
☒ Definitive Additional Materials
☐ Soliciting Material Pursuant to Sec.240.14a-12

CHROMADEX CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ChromaDex Corporation

ADDENDUM TO PROXY STATEMENT
FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD AT 9:00 A.M., LOCAL TIME, ON JUNE 2, 2016
AT 10005 MUIRLANDS BLVD, SUITE G, IRVINE, CA 92618

 Resignation of Director; Withdrawal of Director Nominee

In connection with the Definitive Proxy Statement furnished by ChromaDex Corporation (the “Company”) for its Annual Meeting of Stockholders to be held on June 2, 2016 (the “Annual Meeting”), Hugh Dunkerley informed the Board of Directors of the Company on May 13, 2016 of his decision to resign as a Director of the Company effective as of May 13, 2016 and to withdraw as a nominee for Director at the upcoming Annual Meeting.

At this time, the Board of Directors is not nominating a replacement Director and has reduced the size of the Board to six members from seven members. Other than Mr. Dunkerley, the nominees named in the Company’s Definitive Proxy Statement dated April 12, 2016 (the “Proxy”) will stand for election at the Annual Meeting. Notwithstanding Mr. Dunkerley’s resignation and withdrawal, the form of proxy card included in the original distribution of the Proxy remains valid; however, any votes that are submitted with instructions to vote for all of the Board’s nominees will be voted only for the six remaining nominees, as named in the Proxy.

May 16, 2016